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                                                                    Exhibit 10.3
                                 1998 STOCK PLAN
                             STOCK OPTION AGREEMENT

                             OPTION TYPE: _________

NAME: __________________   GRANT DATE: ___________   EXPIRATION DATE: __________

ADDRESS: _______________   OPTION PRICE PER SHARE:   AGGREGATE OPTION AWARD:

________________________   _______________________   ___________________________

CITY, STATE AND ZIP CODE   NUMBER OF SHARES:         ID NUMBER: ________________
________________________   _______________________

1. GRANT OF OPTION. The Plan Administrator of the Company hereby grants to the Optionee named in this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in this Agreement, at the exercise price per share set forth in the Agreement (the "Option Price Per Share"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15 (c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Stock Option Agreement, the terms and conditions of the Plan shall prevail.

          If designated in the Agreement as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under
     Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Non-Qualified Stock Option ("Non-Statutory Stock Option "or "NQ")

2. VESTING SCHEDULE. This option may be exercised, in whole or in part, in accordance with the following schedule:

3. TERMINATION PERIOD. This Option may be exercised for one (1) year after the Optionee ceases to be a Service Provider. Upon the death or disability of the Optionee, this Option may be exercised for one year after Optionee ceases to be a Service Provider. Upon a qualified Retirement, the Option will continue to vest for an additional twelve (12) months following the Optionee's date of retirement. The Optionee will then have thirty (30) days following such 12-month period to exercise the Option. In no event shall this Option be exercised later than the Expiration Date as provided above. Retirement means an Optionee's ceasing to be Service Provider on or after the date when the sum of (i) the Optionee's age (rounded down to the nearest whole month), plus (ii) the number of years (rounded down to the nearest whole month) that the Optionee has provided services to the Company equals or is greater than seventy-five (75).

4. EXERCISE OF OPTION. The option is exercisable during its term in accordance with the Vesting Schedule set out in the Agreement and the applicable provision of the Plan and this Agreement. An option is exercisable by completing transaction through Company's captive broker assisted transactions via voice response system or Internet secured transaction system.

          The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise accompanied by such aggregate Exercise Price. No shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

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5.   METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
     Optionee:

     (a)  Cash; or

     (b)  Check; or

     (c) Consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

     (d) Surrender of other shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of the surrender equal to the aggregate Exercise Price of the Exercised Shares.

6. WITHHOLDING TAXES. You are responsible for payment of any federal, state, local or other taxes which must be withheld upon the exercise of the Option, and you must promptly pay to the Company any such taxes. The Company and its subsidiaries are authorized to deduct from any payment owed to you any taxes required to be withheld with respect to the Shares. Refer to the Summary Plan Description for additional general tax consequences relating to the Exercise of the Option. This is intended to be a summary of tax consequences; the Optionee should consult a tax adviser before exercising this Option or disposing of the Shares.

7. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company an Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and the Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

8. NO GUARANTEE OF CONTINUED SERVICE. By receipt of this Agreement, the Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (and not through the act of being hired, being granted an option or purchasing shares hereunder). Optionee further acknowledges and agrees that this agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with Optionee's rights or the Company's right to terminate Optionee's relationship as a Service Provider at any time, with or without cause.

9. AGREEMENT. Your receipt of the Option and this Agreement constitutes your agreement to be bound by the terms and conditions of this Agreement and the Plan. Your signature is not required in order to make this Agreement effective.


                                        By:
                                            ------------------------------------

          Included with this Agreement is the Plan Summary. You may also print the Plan Summary and Plan Document from the Company's Intranet or request copies by contacting the Stock Plan Manager.